EXHIBIT 3.2

                                     BYLAWS
                                       OF
                              BANKFIRST CORPORATION

                                     INDEX

ARTICLE I  .............................................................. Page 1
  Offices   ............................................................. Page 1
     Section 1........................................................... Page 1
     Section 2........................................................... Page 1

ARTICLE II .............................................................. Page 1
  Stockholders' Meetings................................................. Page 1
     Section 1........................................................... Page 1
     Section 2........................................................... Page 1
     Section 3 .......................................................... Page 2
     Section 4........................................................... Page 2
     Section 5........................................................... Page 2
     Section 6 .......................................................... Page 2
     Section 7 .......................................................... Page 2

ARTICLE III.............................................................. Page 3
  Board of Directors..................................................... Page 3
     Section 1 .......................................................... Page 3
     Section 2 .......................................................... Page 3
     Section 3 .......................................................... Page 3
     Section 4 .......................................................... Page 3
     Section 5 .......................................................... Page 3
     Section 6........................................................... Page 3

ARTICLE IV .............................................................. Page 4
  Executive Committee.................................................... Page 4
     Section 1 .......................................................... Page 4
     Section 2 .......................................................... Page 5
     Section 3 .......................................................... Page 5
     Section 4 .......................................................... Page 5

ARTICLE V  .............................................................. Page 6
  Officers  ............................................................. Page 6
     Section 1 .......................................................... Page 6
     Section 2 .......................................................... Page 7
     Section 3 .......................................................... Page 7
     Section 4 .......................................................... Page 7
     Section 5 .......................................................... Page 7
     Section 6 .......................................................... Page 7
     Section 7 .......................................................... Page 7

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ARTICLE VI .............................................................. Page 7
  Stock ................................................................. Page 7
     Section 1 .......................................................... Page 7
     Section 2 .......................................................... Page 7
     Section 3 .......................................................... Page 7
     Section 4........................................................... Page 7
     Section 5 .......................................................... Page 8

ARTICLE VII.............................................................. Page 8
  Dividends ............................................................. Page 8
    Section 1............................................................ Page 8
    Section 2............................................................ Page 8

ARTICLE VIII............................................................. Page 8
  Indemnification of Directors, Officers and Others...................... Page 8
     Section 1........................................................... Page 9
     Section 2 .......................................................... Page 9
     Section 3 .......................................................... Page 9
     Section 4........................................................... Page 9
     Section 5 .......................................................... Page 9
     Section 6.......................................................... Page 10
     Section 7 ......................................................... Page 10


ARTICLE IX.............................................................. Page 10
  Fiscal Year........................................................... Page 10

ARTICLE X  ............................................................. Page 10
  Amendments............................................................ Page 10

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                                     BYLAWS

                                       OF

                             BANKFIRST CORPORATION

                                   ARTICLE I

                                    Offices

      Section 1. The principal office of this Corporation shall be located at 625 Market Street, Knoxville, Knox County, Tennessee 37902.

      Section 2. The Corporation may also have offices at such other place or places within or without the State of Tennessee as the Board of Directors may from time to time designate, or the business of the Corporation may require.

                                   ARTICLE II

                             Stockholders' Meetings

      Section 1. The annual meeting of the Stockholders shall be held on the third Monday in April of each year at ten o'clock A.M. (or if said date be a legal holiday, then on the next succeeding day not a legal holiday), for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. Such meetings may be held at the principal office of the Corporation in the State of Tennessee or at any other place, either within or without the State of Tennessee, as is designated from time to time by the directors and stated in the notice of the meeting. The secretary will give at least ten (10) days written notice to all stockholders prior to such meeting, but any or all stockholders may waive such notice before, at, or after any meeting.

      Section 2. Special meetings of the stockholders may be called at any time by the President, and shall be called by him at the request in writing or by the vote of a majority of the directors or at the request in writing by the stockholders of record holding not less than twenty-five (25%) percent of the amount of capital stock of the Corporation issued and outstanding. Ten days prior to the holding of special meetings, written notice of the time, place and object of any such special meeting of the stockholders of shall be sent by the Secretary to the stockholders of record at such address as appears on the stock books of the Corporation, or, of no address be there given, then to the last address of such stockholder known to any officer of the Corporation. Any or all stockholders may waive such notice

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before,  at, or after any meeting.  Business  transacted at all special meetings shall be confined to the objects stated in the notice of or call therefor.

      Section 3. At any meeting of the stockholders, a quorum shall be constituted by the presence of the stockholders, in person or by proxy, holding a majority of the outstanding stock. If, however, such majority is not present or represented at any meeting of the stockholders, those who do attend many adjourn from time to time without notice, other than an announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock is represented, any business may be transacted which might have been transacted at the meeting originally called. Every meeting of the stockholders may adjourn from time to time until its business is completed.

      Section 4. Each voting common stockholder shall have one vote for each share of stock registered in his or her name on the books of the Corporation. Each voting common stockholder may vote in person or by written proxy for each share of stock standing registered in his or her name on the fifth day preceding the meeting. All elections and questions or other matters shall be decided by a majority of the stock represented at such meeting.

      Section 5. There shall be kept a record of the proceedings of all meetings of the stockholders which shall be verified by the signatures of the President and Secretary of the Corporation.

      Section 6. The meeting of the stockholders shall be called to order by the President, and he shall preside over the meeting throughout its proceedings.

      Section 7. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of stock shall go into effect; or, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, as a record date for the determination of stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise their rights in respect of any such change, conversion or exchange of stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

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                                   ARTICLE III

                               Board of Directors

      Section 1. The business and the property of the Corporation shall be managed and controlled by the Board of Directors, and such Board may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) persons. Each director shall be elected for a period of one year and shall serve until his or her successor shall be elected and qualified. The directors shall be elected at each annual meeting of the stockholders.

      Section 2. A majority of the Board of Directors shall constitute a quorum and may conduct all of the business which the Board is empowered to conduct.

      Section 3. The stockholders may, at any meeting called for such purpose, remove any director and fill the vacancy thus created until the next annual meeting. If a vacancy occurs in the Board from any cause other than removal by the stockholders, such vacancy may be filled by the Board until the next annual meeting of the stockholders.

      Section 4. The annual meeting of the Directors shall be held on the third Monday in April of each year at the time immediately after which the meeting of the stockholders is ended or duly adjourned (or if said date be a legal holiday, then on the next succeeding day not a legal holiday), for the purpose of transacting such business as may be brought before the meeting. Such meetings may be held at the principal office of the Corporation in the State of Tennessee or at any other place, either within or without the State of Tennessee, as is designated from time to time by the directors and stated in the notice of the meeting. The Secretary will give at least ten (10) days written notice to all Directors prior to such meeting, but any or all Directors may waive such notice before, at, or after any meeting.

      Section 5. Special meetings of the Board of Directors may be called by the Chairman or by a majority of the directors on reasonable notice, written or verbal. If a quorum is present, all matters may be decided by a majority of those present at such meeting. Any director may waive notice of any meeting either before, at, or after the meeting.

      Section 6. Directors must comply with the requirements of 12 United States Code ss.72 which requires, among other things, that Directors be stockholders of the Corporation.

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                                   ARTICLE IV

                               Executive Committee

      Section 1. The Executive Committee of the Corporation shall consist of the Chairman of the Board of the Corporation, the President of the Corporation and three members of the Board of Directors of the Corporation so elected by such Board to the Executive Committee. The Executive Committee shall have and may exercise, when the Board is not in session, all the powers of the Board of Directors in the management of the business and affairs of the Corporation and shall have the power to authorize the execution of any and all documents for and on behalf of the Corporation, but the Executive Committee shall not have the power to elect members of the Board of Directors or to change the membership thereof or to fill vacancies in the Executive Committee, or to make or amend Bylaws of the Corporation. In addition to the foregoing powers and without in any manner limiting the same, the Executive Committee is hereby specifically granted the following powers:

            (a) To issue shares of the capital stock of the Corporation and within the limitations set forth in the Charter of Incorporation, to offer shares of the capital stock of the Corporation for sale pro rata to the stockholders of the Corporation or otherwise as the Executive Committee may from time to time determine and to offer shares of the capital stock of the Corporation in exchange for shares of stock of any bank, banking association, trust company or other corporation of whatsoever nature on such basis as the Executive Committee may from time to time determine.

            (b) To declare dividends upon the capital stock of the Corporation and to set aside such reserves as the Executive Committee may determine advisable.

            (c) To borrow money and to secure the repayment of same by pledge or mortgage of any or all of the assets of the Corporation.

            (d)  To  determine   the  terms  and   conditions   upon  which  the
stockholders may examine the books of the Corporation and the extent of such examination.

            (e) To sell a part of the assets of the Corporation less than the whole, or less than substantially the whole thereof.

            (f) To direct the closing of the books for the transfer of shares of the capital stock of the Corporation and to fix record dates for determination of stockholders entitled to vote at meetings of the stockholders of the Corporation or to receive dividends upon the capital stock of the Corporation, or to receive rights to purchase additional shares of the capital stock of the Corporation, or for any other purpose.

            (g) To purchase property of any sort or description for the use of the Corporation.

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            (h) To  appoint  officers  of the  Corporation,  excepting  only the
Chairman of the Board of Directors, the President and the Vice Presidents, and to determine the salary and compensation of all of the officers of the Corporation.

            (i) To authorize the signing of checks, notes, contracts and other instruments for and on behalf of the Corporation.

            (j) To propose and declare advisable amendments to the Charter of Incorporation of the Corporation and to call meeting of the stockholders to consider the same.

            (k) To authorize the purchase by the Corporation of shares of its capital stock.

            (l) To fix the amount of or to waive a bond upon the issuance of certificates of stock in lieu of lost, destroyed or stolen certificates.

            (m) To change the principal office of the Corporation and the resident agent in charge thereof.

            (n) To authorize the issuance of scrip of the Corporation in lieu of fractional shares and to determine the date upon which such script shall be and become void.

            (o) To make application for the listing of the shares of the capital stock of the Corporation and to execute any and all instruments; and do all acts and things necessary or proper in order to cause said shares so to be listed, including the appointment of transfer agents and registrars.

            (p) To appoint proxies and attorneys in fact for the Corporation to vote upon shares of stock of a bank or other corporation owned by this Corporation at meetings of stockholders of such bank or other corporation.

      Section 2. A majority of the Executive Committee shall constitute a quorum and may conduct all of the business which the Executive Committee is empowered to conduct either in person or telephonically. Any action taken shall be authorized by a majority vote of the Executive Committee.

      Section 3. Any single member of the Executive Committee may, upon reasonable notice written or verbal call a meeting of the Executive Committee into session.

      Section 4. The Board of Directors shall fill any vacancy occurring in the Executive Committee. Members of the Executive Committee shall serve from the time of their election until their successors shall have been elected by the Board of Directors.

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                                   ARTICLE V

                                    Officers

      Section 1. The officers of the Corporation may be:

            (a) The Chairman of the Board. The Board of Directors may appoint one of its own members to be Chairman of the Board. He shall preside at all meetings of the Board of Directors. The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general supervisory powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors;

            (b) President. The President shall be the chief executive officer of the Corporation, and subject to the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The President shall convene and preside at all meetings of the stockholders and perform such duties as may be assigned to him by the Board of Directors;

            (c) Vice Presidents. The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors and the President. The Board of Directors may appoint as many Vice Presidents as the Board deems fit and proper, and they may be designated as Executive Vice
Presidents, Senior Vice Presidents, Vice Presidents, and Assistant Vice Presidents;

            (d) Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and stockholders. He shall give such notices to the directors and stockholders as may be required by law or by these Bylaws. He shall have charge of all books, papers, contracts and documents belonging to the Corporation except those pertaining to the office of the Treasurer. He shall attest to the signature of the Corporation by the President. He shall keep or cause to be kept a record showing the name and address of each stockholder of the Corporation and shall perform such other duties as may from time to time be assigned to him by the Board of Directors;

            (e) Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation;

            He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and

            (f) Other Officers. Any and all other officers as may from time to time be appointed by the Board of Directors.

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      Section  2. All of the  officers  of this  Corporation  shall be under the supervision of the Board of Directors, and the Board of Directors may designate additional powers and duties for any or all of the officers of this Corporation.

      Section 3. The officers of this Corporation shall be elected by the Board of Directors at each annual meeting. The salaries of all officers and agents of the Corporation shall be affixed by the authority of the Board of Directors. The term of office for each officer shall be one year. Any vacancy which might occur in any office shall be filled by the Board of Directors.

      Section 4. As many as two of said officers may be held by the same person, except that the offices of President and Executive Vice President, Senior Vice President, and Vice President and those of President and Secretary shall not be held by the same person at the same time.

      Section 5. Officers need not be stockholders or directors of the Corporation.

      Section 6. Each officer shall hold his or her office until his or her successor is elected and qualified.

      Section 7. The Board of Directors may at any time remove any officer and elect his or her successor.

                                   ARTICLE VI

                                      Stock

      Section 1. The par value and the maximum number of shares of any class of the Corporation's stock which may be issued and outstanding shall be set forth from time to time in the Charter of Incorporation of the Corporation, as amended.

      Section 2. The certificates of stock of the Corporation shall be numbered and shall be entered on the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President and Secretary, which signatures may be affixed in person or by stamp or by mechanical means.

      Section 3. No shares shall be transferred without the consent of the Board of Directors entered of record until the same is fully paid up or satisfactory security given for the residue remaining unpaid. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof so far as the Corporation is concerned.

      Section 4. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit of that fact and give the Corporation a bond in such sum as the directors may order to indemnify the Corporation against loss or liability on account of the alleged loss of any such certificate. In addition, the Board of Directors may, in its discretion, require that advertisement be made for the lost certificate in such manner as it may direct. A new certificate of the same tenor and

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for the same number of shares as the one alleged to be lost or destroyed  may be issued upon compliance with the foregoing provisions. A new certificate may be issued without requiring any bond when, in the judgment of the directors, it will be safe and proper so to do.

      Section 5. No holder of stock shall be entitled as such, as a matter of right, to any preemptive or preferential rights to subscribe for or purchase any part of a new or additional issue of stock of the Corporation of any class whatsoever, or of any notes, bonds, obligations or other securities, whether or not the same be convertible into or exchangeable for stock of the corporation of any class whatsoever, whether now or hereafter authorized or whether issued for cash or other consideration, or by way of dividend.

                                   ARTICLE VII

                                    Dividends

      Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Charter of Incorporation, if any, may be declared by the directors at any regular or special meeting, pursuant to and in accordance with law. Dividends may be paid in cash, in property, or in shares of capital stock.

      Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors deem advisable.

                                  ARTICLE VIII

                Indemnification of Directors, Officers and Others

      Section 1. Any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent (for purposes of this Article including trustee) of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent legally permissible under the Tennessee Business Corporation Act of the State of Tennessee, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

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      Section 2. To the extent  that a director,  officer,  employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this Article, unless ordered by a court, indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Article. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of capital stock of the corporation entitled to vote thereon.

      Section 3. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

      Section 4. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of a demand by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Expenses (including attorneys' fees) incurred by other employees or agents of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      Section 5. No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 48-18-502 of the Tennessee Business Corporation Act or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

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      Section 6. The  indemnification  and  advancement of expenses  provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      Section 7. By action of the Board of Directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation shall have the power to indemnify him against such liability under the provisions of this Article.

                                   ARTICLE IX

                                   Fiscal Year

      The fiscal year of the Corporation shall be the twelve (12) month calendar year beginning January 1 of each year and ending December 31 of the same year.

                                    ARTICLE X

                                   Amendments

      These Bylaws, or any part of the bylaws, may be amended or altered, or repealed, or new bylaws adopted by the majority vote of all the members of the Board of Directors at any regular meeting, or at a special meeting called for that purpose, except as otherwise expressly provided in any bylaw made by the holders of the capital stock of the corporation entitled to vote thereon. Any bylaw altered, amended or repealed is subject to the power of the shareholders to change such action at any regular meeting, or at any special meeting duly convened after notice of the proposed change.


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

                                   CERTIFICATE

      This is to certify that the foregoing is a true and correct copy of the Bylaws of BankFirst Corporation, and that such Bylaws were duly adopted by the Shareholders of the Corporation on the date set forth below.

Dated: 4/30/98                                  BANKFIRST CORPORATION:

                                                By: /s/ Vickie Mynatt
                                                   -----------------------------
                                                    Secretary


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